Exhibit 99.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED COMPANY SUPPORT AGREEMENT

     This Amendment No. 1 to that certain Amended and Restated Company Support Agreement (the “Agreement”) dated as of April 21, 2005, by and between Solexa, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (the “Holder”) of the Company is made effective as of May [___], 2005 (“Amendment No. 1”). Capitalized terms not otherwise defined in this Amendment No. 1 shall have the meaning ascribed to them in the Agreement.

RECITALS

     Whereas, the Holder is the registered owner of such number of the Company’s common stock, par value $0.01 per share (“Common Stock”) issued pursuant to that certain Acquisition Agreement, dated as of September 28, 2004, by and between the Company and Solexa Limited (the “Acquisition Agreement”) (the “Business Combination Shares”) and such number of options to purchase Common Stock as indicated beneath Holder’s signature on the last page of this Agreement;

     Whereas, the Holder is purchasing shares of Common Stock (the “Private Placement Shares”) and warrants to purchase shares of Common Stock (the “Warrant Shares” together with the Private Placement Shares, the “Private Placement Securities”) pursuant to that certain Securities Purchase Agreement, dated as of April 21, 2005, by and among the Company and the individuals and entities named on the signature pages thereto (the “Purchase Agreement”);

     Whereas, the Company and the Holder desire to amend the Agreement to amend the deadline within which the Company is obligated to register the Business Combination Shares for resale pursuant to the Agreement to correspond with the deadline within which the Company is obligated to register the Private Placement Securities for resale pursuant to the Purchase Agreement;

     Whereas, pursuant to Section 11(a) of the Agreement, any term of the Agreement may be amended or waived with the written consent of the Company and the Holder; and

     Whereas, the Company and the Holder have agreed to enter into this Amendment No. 1.

     Now, Therefore, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Amendment to Terms. Section 6(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

          “(b) Required Registration. The Company shall use its commercially reasonable efforts to (i) file a registration statement on Form S-3 or a post-effective amendment to the Registration Statement on Form S-3, at the Company’s discretion, registering the resale of the Registrable Shares no later than July 14, 2005 (the “Amendment”), so long as the holders of such Registrable Shares shall provide the information necessary for inclusion therein in a timely manner to enable the Company to file the Amendment within such period, (ii) to cause such Amendment to be declared effective by the SEC as soon thereafter as possible and in any event no later than September 22, 2005, (iii) to file such amendments or supplements as may be necessary so that the prospectus contained in the Amendment will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (iv) to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or “blue sky” laws and compliance with any other applicable governmental requirements or regulations) as Holder may reasonably request and that would permit or facilitate the sale of all Holder’s Registrable Shares (provided, however, that the Company shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and in each case the Company will use its commercially reasonable efforts to cause such Amendment and all other such registrations, qualifications and compliances to be declared effective as promptly as practicable thereafter. As soon as reasonably practicable after the date hereof, the Company will provide to each holder of Registrable Securities a questionnaire setting forth the information that the Company will require from each such holder to include such holder’s Registrable Shares in the Registration Statement. If Holder shall fail to furnish such information to the Company within twenty (20) days following the date on which such questionnaire shall be delivered to the Holders, the Company may exclude Holder from the Registration Statement.”

2.	Miscellaneous.

          (a) Amendments and Waivers. Any term of this Amendment No. 1 may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 2(a) shall be binding upon the parties and their respective successors and assigns.

          (b) Governing Law. This Amendment No. 1 and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (c) Full Force and Effect. Except as expressly modified by this Amendment No. 1, all of the terms and conditions of the Agreement shall remain in full force and effect.

          (d) Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[signature page follows]

     The parties have caused this Amendment No. 1 to be duly executed on the date first above written.

COMPANY

By:

Name:

Title:

Address: Solexa, Inc. 25861 Industrial Boulevard Hayward, California 94545 Attention: Chief Executive Officer Facsimile No.: 650.670.9303

Signature Page to Amendment No. 1 to
Amended and Restated Company Support Agreement

HOLDER

By:

[Name]

Holder’s Address for Notice:

Attention: Facsimile No.:

Common Stock of the Company held of record:____________________

Options to Purchase Common Stock of the Company:_______________

Additional Securities of the Company Beneficially Owned:___________

Signature Page to Amendment No. 1 to
Amended and Restated Company Support Agreement